Exhibit 99.1

The ONE Group Hospitality, Inc. to Acquire Owner of Benihana

Creates a scaled platform and further enables The ONE Group to diversify and strengthen its industry leading portfolio of world-class, experiential restaurant concepts

Transaction adds $514 million in trailing twelve months revenue and significant incremental annualized EBITDA

Combined business will generate meaningful free cash flow enabling debt reduction and shareholder friendly capital allocation to drive long-term value for shareholders

Expected to be accretive to diluted earnings per share

Conference call and webcast to discuss the transaction to be held later today at 5:00 PM ET on Tuesday, March 26th

DENVER - March 26, 2024 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS), today announced it will acquire Safflower Holdings Corp., the owner of Benihana Inc. (“Benihana”), a leading operator of highly differentiated experiential brands that owns the only national teppanyaki brand in the U.S. and owns RA Sushi.

The transaction is valued at $365 million and will be financed with $160 million in preferred equity and a portion of a new $390 million term loan and credit facility. Upon closing of the transaction, which is expected by the end of the second quarter of 2024, The ONE Group will have a global footprint of 168 venues, across full-service entertainment and grill restaurants across its four distinctive experiential, and complementary brands.

Founded in 1964, Benihana has a tremendous legacy in the U.S. as it pioneered two unique, complementary restaurant brands focusing on providing high-quality food and unparalleled guest service. Its flagship brand, BENIHANA®, is a category-defining brand and American cultural icon that pioneered interactive teppanyaki dining in the U.S. Benihana’s RA SUSHI® predicates itself on delivering creative sushi and Japanese dishes in a bar-forward, upbeat, and vibrant dining atmosphere and fun-filled, high-energy environment.

Currently Benihana operates 88 company-owned restaurants and franchises or licenses an additional 17 venues in the Americas. Once closed, the acquisition is expected to add approximately $575 million in annualized system-wide revenue and approximately $70 million in annual run-rate EBITDA before synergies, which are estimated to be $20 million annually. The Company expects that it will take 24 months to realize synergies post-closing. This is expected to bring the Company’s pro forma annualized run-rate EBITDA with synergies to more than $135 million. The transaction is expected to be immediately accretive to earnings per diluted share.

“We are delighted to welcome Benihana, an American cultural icon with timeless appeal that transcends generations and offers unparalleled guest experiences, to The ONE Group family,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group. “The strategic acquisition of a one-of-a-kind restaurant platform with a compelling financial profile supports our broader strategy to fortify and diversify our leading portfolio of best-in-class experiential VIBE restaurant concepts. With Benihana joining The

ONE Group’s platform, our combined annualized EBITDA enhances our ability to continue to fully fund our expansion while delivering meaningful free cash flow enabling debt reduction and shareholder friendly capital allocation to drive long-term value for shareholders.”

Additional Estimates

$ in Millions		BEFORE	AFTER	CHANGE
Capitalization	● Cash	$21	$55	$34
	● Debt	$74	$350	$276
	● Net Debt	$53	$295	$242
	● Preferred Equity	$0	$160	$160
	● Share Count	31.3	33.0	1.7
Financial	● Venue Count	63	168	105
	● TTM System-wide Revenue	$436	$1,039	$603
	● TTM GAAP Revenue	$333	$847	$514
	● TTM Adjusted EBITDA	$40	$105	$65
	● TTM Run-rate EBITDA	$47	$117	$70
	● Projected Synergies	$0	$20	$20
	● TTM Run-rate EBITDA with Synergies	47	$137	$90

*Benihana’s TTM financial measures represent the 364 days ending December 31, 2023, and they are unaudited.

**Company expects that it will take 24 months to realize synergies post-closing.

***After reflects addition of the Company’s capitalization and financial results and estimated capitalization impacts of the transactions and Benihana's standalone TTM financial results, without giving effect to any pro forma or other adjustments.

Transaction Overview and Timing

The transaction, valued at $365 million, will be financed with a portion of a new $390 million term loan and credit facility and $160 million in preferred equity. The preferred equity will be primarily issued to Hill Path Capital and, upon closing of the transaction, Scott Ross (Founder and Managing Partner of Hill Path Capital) and James Chambers (Co-Founder and Partner of Hill Path Capital) will join the Company’s board of directors. The combined business will generate meaningful free cash flow enabling debt reduction and shareholder friendly capital allocation to drive long-term value for shareholders.

Please refer to the accompanying slides for additional detail which have been posted to the Investor Relations tab of The ONE Group’s website at http://www.togrp.com/ under “News / Events.”

Closing is expected by the end of the second quarter of 2024. The transaction has been approved by both boards of directors and is subject to customary closing conditions.

Deutsche Bank Securities Inc. served as sole financial advisor to The ONE Group and lead arranger for the term loan and credit facility. Stoel Rives LLP served as legal advisor to The ONE Group. Piper Sandler & Co served as financial advisor to Benihana. Sidley Austin LLP and Akin Gump Strauss Hauer & Feld LLP served as legal advisors to Benihana.

Transaction Conference Call and Webcast

Emanuel “Manny” Hilario, President and CEO, and Tyler Loy, CFO, will host a conference call and webcast on Tuesday at 5:00 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 201-689-8573. A replay will be available after the call and can be accessed by dialing 412-317-6671; the passcode is 13745324.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at http://www.togrp.com/ under “Presentations.”

About The ONE Group

The ONE Group Hospitality, Inc. (NASDAQ: STKS) is an international restaurant company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos, and other high-end venues both domestically and internationally. The ONE Group’s focus is to be the global leader in VIBE dining, and its primary restaurant brands and operations are:

●	STK, a modern twist on the American steakhouse concept with 28 restaurants in major metropolitan cities in the U.S., Europe, and the Middle East, featuring premium steaks, seafood, and specialty cocktails in an energetic upscale atmosphere.
●	Kona Grill, a polished casual, bar-centric grill concept with 27 restaurants in the U.S., featuring American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.
●	ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages, and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos currently operating 8 venues in the U.S. and Europe.

Benihana Inc.

Benihana, through its subsidiaries, is the nation's leading operator of Japanese teppanyaki and sushi restaurants with more than 100 restaurants operating under the brands BENIHANA® and RA SUSHI®, including franchised Benihana restaurants in the United States, the Caribbean, Central America, and South America. Additional information about Benihana can be found at www.benihana.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including with respect to restaurant openings, run-rate adjustments, certain financial results and expected synergies. Forward-looking statements may be identified by the use of words such as “target,” “intend,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) our ability to integrate the new restaurants into our operations without disruptions to operations; (2) our ability to capture anticipated synergies; (3) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain employees; (4) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (5) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (6) changes in applicable laws or regulations; (7) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (8) the risk that the acquisition does not close; and (9) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Financial Measures

	2023 and TTM Financials (1)

	The ONE Group	Benihana
Net Income	$4.0	$5.8
Income Taxes	(1.8)	2.6
Interest Expense	7.0	34.2
D&A Expense	15.7	17.1
Pre-opening Expense	8.9	2.3
Stock-based Compensation	5.0	0.0
Other Addbacks (2)	1.3	3.2
Adjusted EBITDA	$40.1	$65.2

(1) Benihana’s TTM financial measures represent the 364 days ending December 31, 2023, and they are unaudited.

(2) Other addbacks include non-cash expenses, transaction expenses, one-time litigation, and other miscellaneous one-time items. For other information please refer to the Company’s 10-K filed for the year ended December 31, 2023.

Contacts:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Liz DiTrapano

(203) 682-4716

liz.ditrapano@icrinc.com